EXHIBIT 99.2

August 5, 2016 Q2 2016 Investor Presentation

Disclaimers

FORWARD-LOOKING STATEMENTS This presentation contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements give our projections or forecasts of future events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions; they do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as "aims," "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "likely," "may," "plans," "projects," "seeks," "targets," "will," "would," "could," "should," and similar expressions and references to guidance, although some forward-looking statements may be expressed differently. In particular, these include statements relating to future actions, business plans, objectives and prospects, future operating or financial performance, and specifically include the information under "Summary of Projected Financial Metrics for 2016" and "Key Themes for 2016." Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. Factors that could cause or contribute to such differences, include, but are not limited to: changes in the U.S. healthcare environment or healthcare financing system; negative or reduced growth rate of spending on Medicaid/Medicare; our ability to retain customers or the loss of one or more major customers; the unexpected reduction in scope or termination of a significant contract; customer dissatisfaction or our non-compliance with contractual provisions or regulatory requirements; our failure to meet performance standards triggering significant costs or liabilities under our contracts; emergence of new competitors or competitors' introduction of new or superior products or services; intellectual property rights, confidential and proprietary information; the cancellation or delay of procurements or contract implementation due to protests or challenges to government awards; regulatory, budgetary or political actions that affect procurement practices; our ability to continue to secure contracts or favorable contract terms through the competitive bidding process; our ability to execute our business plans or growth strategy; variations in our results of operations; development and implementation of new product solutions or new process improvements; the risk that guidance may not be achieved; our ability to maintain effective information and technology systems and networks, and to protect them from damage, interruption or breach, including cyber-security breaches and other disruptions; our failure to comply with applicable laws and regulations governing the conduct of certain electronic health transactions and the confidentiality of individually identifiable health information or to protect such information from theft and misuse; the nature of investment and acquisition opportunities we are pursuing, and the successful execution or integration of such investments and acquisitions; the failure to realize the full value of goodwill or intangible assets from acquisitions; negative results of government or customer reviews, audits or investigations; state or federal limitations related to the outsourcing of certain government programs or functions; our reliance on subcontractors, vendors or other third party providers and sources to perform services; pending or threatened litigation; unfavorable outcomes in legal proceedings; restrictions on bidding or performing certain work due to perceived conflicts of interests; our ability to attract and retain qualified employees and key personnel and to manage leadership transitions effectively; our cash flows from operations, available cash and ability to generate sufficient cash to cover our interest and principal payments under our credit facility or to borrow or use credit; unanticipated changes in our effective tax rates; unanticipated increases in the number or amount of claims for which we are self-insured; the market price of our common stock and lack of dividend payments; risks related to internal control over financial reporting; anti- takeover provisions in our corporate governance documents; and other factors, risks and uncertainties described in our most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Any forward-looking statements are made as of the date of this presentation. Except as may be required by law, we disclaim any obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL INFORMATION. This presentation contains certain non-GAAP measures. These non-GAAP measures, as calculated by the Company, are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these non-GAAP measures are not measurements of financial performance or liquidity under GAAP and should not be considered alternatives to the Company's other financial information determined under GAAP. See slide 9 for definitions and reconciliations of certain non-GAAP measures.

MARKET AND INDUSTRY DATA. This presentation contains market and industry data and forecasts that have been obtained from publicly available information, various industry publications, other published industry sources and our internal data and estimates. We have not independently verified the information and cannot make any representation as to the accuracy or completeness of such information. None of the reports and other materials of third party sources referred to in this presentation were prepared for use in, or in connection with, this presentation. Our internal data and estimates are based upon information obtained from our customers, our partners, trade and business organizations, publicly available information and other contacts in the markets in which we operate and our management's understanding of industry conditions. Estimates are difficult to develop and inherently uncertain and we cannot assure you that they are accurate. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed above.

HMSY Q2 2016 Investor Presentation / August 5, 2016

Presentation Outline HMSY Q2 2016 Investor Presentation / August 5, 2016 Q2 Financial Results ▪ Financial Performance Highlights ▪ Quarterly Financial Information ▪ QuarterlyMarketand Product Revenue 1-3 Commercial Health Plan Business ▪ 2014-2016 Quarterly Revenue ▪ Q2’16 Sales 4-5 State Government Business ▪MedicaidEnrollment Growth 6 Outlook for 2016 ▪ ProjectedFinancial Metrics ▪ Strategic Focus 7-8 Adjusted EPS Reconciliation to GAAP 9

Q2 Financial Results

Financial Performance Highlights

- GAAP EPS of $.10 per diluted share and adjusted EPS of $0.18 per diluted share[1] in Q2
- Revenue of $123.6 million was 5.7% higher year-over-year. Revenue for the first six months of 2016 increased 7.0% compared to 1H'15
  - Quarterly commercial health plan revenue increased 12.0% year-over-year
  - Commercial health plan revenue for the first six months of 2016 increased 20.2% compared to 1H'15
  - State government revenue increased 0.7% year-over-year. For the first six months of 2016, State government revenue declined 7.4% as expected[2]
- Payment Integrity revenue, excluding Medicare RAC, increased 4.2% compared to the first quarter of 2016. For the first six months of 2016, PI revenue increased by 6.8%
- The effective tax rate was 40.1% for the quarter

[1]Adjusted EPS is a non-GAAP measure (see reconciliation on slide 9).

[2]Decline was due to the non-recurring spillover benefit of several million dollars received in Q1'15 as a result of the 2014 Medicaid expansion pursuant to the Affordable Care Act

HMSY Q2 2016 Investor Presentation / August 5, 2016 / 1

HMSY Q2 2016 Investor Presentation / August 5, 2016 / 2 Q2 Financial Results Quarterly Financial Information (Unaudited, $ in thousands, except per share amounts) Q2'15 Q3'15 Q4'15 Revenue $ 116,934 $ 118,444 $ 128,514 $ 119,763 $ 123,550 Cost of services: Compensation 43,883 43,628 46,694 46,401 47,343 Data processing 10,438 10,023 10,409 9,624 9,104 Occupancy 3,806 4,188 3,765 3,627 3,631 Direct project costs 13,572 12,702 14,776 14,483 11,473 Other operating costs 7,153 6,551 8,453 5,776 6,407 Amortization of acquisition related software and intangible assets 7,047 7,041 7,012 7,013 7,013 Total cost of services 85,899 84,133 91,109 86,924 84,971 Selling, general & administrative expenses 19,283 21,295 22,582 22,930 22,227 Total operating expenses 105,182 105,428 113,691 109,854 107,198 Operating income 11,752 13,016 14,823 9,909 16,352 Interest expense (1,940) (1,948) (1,970) (2,091) (2,100) Interest income 12 11 15 47 60 Income before income taxes 9,824 11,079 12,868 7,865 14,312 Income taxes 4,406 4,217 4,143 3,305 5,746 Net income $ 5,418 $ 6,862 $ 8,725 $ 4,560 $ 8,566 Net income per diluted share $ 0.06 $ 0.08 $ 0.10 $ 0.05 $ 0.10 Weighted average common shares, diluted 88,908 87,792 87,110 84,479 84,528 Diluted adjusted EPS $ 0.13 $ 0.15 $ 0.19 $ 0.14 $ 0.18 Q2'16Q1'16

HMSY Q2 2016 Investor Presentation / August 5, 2016 / 3 Q2 Financial Results QuarterlyMarket and Product Revenue $ in millions Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 Q3'15 Q4'15 Q1'16 Q2'16 Total Revenue by Market Act Act Act Act Act Act Act Act Act State Government 55.1$ 60.1$ 58.7$ 59.8$ 57.2$ 54.6$ 54.5$ 50.7$ 57.6$ Commercial Health Plan 44.4 44.6 45.0 43.2 49.3 52.0 58.5 56.0 55.2 Federal (without Medicare RAC) 4.0 5.2 4.3 4.5 4.4 4.9 4.1 4.1 4.4 Other 1.8 2.5 1.4 0.5 2.1 2.4 1.7 0.7 2.3 Total Revenue without Medicare RAC 105.3 112.4 109.4 108.0 113.0 113.9 118.8 111.5 119.5 Medicare RAC 7.3 1.4 2.8 2.3 3.9 4.5 9.7 8.3 4.1 Total HMS Revenue 112.6$ 113.8$ 112.2$ 110.3$ 116.9$ 118.4$ 128.5$ 119.8$ 123.6$ Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 Q3'15 Q4'15 Q1'16 Q2'16 Total Revenue by Product Act Act Act Act Act Act Act Act Act COB 77.6$ 86.6$ 81.6$ 83.3$ 83.0$ 84.2$ 87.1$ 82.9$ 89.7$ PI (without Medicare RAC) 27.7 25.8 27.8 24.7 30.0 29.7 31.7 28.6 29.8 Total Revenue without Medicare RAC 105.3 112.4 109.4 108.0 113.0 113.9 118.8 111.5 119.5 Medicare RAC 7.3 1.4 2.8 2.3 3.9 4.5 9.7 8.3 4.1 Total HMS Revenue 112.6$ 113.8$ 112.2$ 110.3$ 116.9$ 118.4$ 128.5$ 119.8$ 123.6$

HMSY Q2 2016 Investor Presentation / August 5, 2016 / 4 Commercial Health Plan Growth Commercial Health Plan Revenue 2014-2016 Projected Annual Revenue Growth of 18-20% for 2016 ($ in thousands) ▪ YTD Growth of 20.2% Compared to Comparable Period in 2015

HMSY Q2 2016 Investor Presentation / August 5, 2016 / 5 ▪ New commercial health plan customer sales covering approximately 15.0 million lives ▪ Additional products sold to current commercial health plan customers covering approximately 3.1 million lives 1 Commercial Health Plan Growth Q2 Commercial Health Plan Sales 1 In some instances both COB and PI products were sold to the same customer life, but such sales are only counted once for purposes of this calculation 2 Percentage of additional products sold to current customers based on projected revenue Note: Data as of June 30, 2016 2 2

State Government Business New Medicaid Enrollment Through May 2016 1 CMS Medicaid & CHIP: July 2016 Monthly Applications, Eligibility Determinations and Enrollment Report, July 28, 2016. This analysis compares Medicaid enrollment of ~15.1 million lives reported through 5/31/16 to enrollment as of 10/1/13, which was the beginning of Marketplace open enrollment and the CMS baseline for measuring expansion ~13.2M of ~15.1M new CMS-reported 1 Medicaid lives are in HMS customer eligibility files 250,000 or more (20) 100,000 –249,000 (6) 30,000 –99,999 (10) 1 –29,999 (10+DC) No growth (3) No data reported (2) CA NV OR WA ID MT ND SD NE KS OK TX HI AK AZ UT WY CO NM MO IA MN WI MI AR LA MS AL GA FL SC TN NC KY IL IN OH PA NY WV VA ME MD DE NJ CT RI MA VT NH DC HMSY Q2 2016 Investor Presentation / August 5, 2016 / 6

Outlook for Full Year 2016 Financial Performance* * Initially provided on Q4’15 earnings call on 2/26/16. State Government and Medicare RAC revenue updatedon Q2’16 earnings call on 8/5/16 1 Summary of Projected Financial Metrics for 2016 ▪ Year-over-year commercial health plan revenue growth of 18-20% ▪ State government revenue in 2H’16 of ~110 million including New Jersey 1 ▪ Medicare RAC revenue of ~$13 million through 3Q’16 1 ▪ Federal and other revenue unchanged at ~$24.5 million for the full year ▪ Flat operating costs (excluding non-recurring legal expense), while continuing to invest in commercial growth and innovation ▪ Full year projected effective tax rate of approximately 40% ▪ Full year operating cash flow of $80 -100 million ▪ Full year capital expenses of ~$20 million, primarily for IT infrastructure, product enhancements and new product development 1 Total state revenue for 2013, the year before Medicaid expansion pursuant to the Affordable Care Act, was $207.5 million. Trending that forward at 2% per year –consistent with our long-term view that the HMS State TPL business is a low single-digit grower –corrects for what was effectively a one-time state revenue benefit during 2014 and early 2015 caused by the ACA expansion. Doing so produces a total of roughly $220 million for 2016 or a quarterly run rate of approximately $55 million, which is consistent with our expectation for state revenue over the second half of 2016. Medicare RAC revenue was $12.4 million through June 30, 2016. With the expiration of the current contract on July 31, 2016 and the new ADR limits which became effective on January 1, 2016, Medicare RAC revenue in the third quarter is expected to be less than $1 million. HMSY Q2 2016 Investor Presentation / August 5, 2016 / 7

HMSY Q2 2016 Investor Presentation / August 5, 2016 / 8 Key Themes for 2016 ▪Execution–efficiently implementing sold business and delighting our customers with excellent service ▪Innovation–to stay ahead of the competition and create opportunities for new product sales ▪Cost reduction–ongoing product engineering to boost yield ▪Maximizing commercial health plan growth– sales to new customers and additional product sales to our existing customer base ▪Inorganic growth–making acquisitions to complement our core cost containment business, build adjacencies or expand capabilities into new areas 2016 Strategic Focus

Reconciliation of Net Income to GAAP EPS and Adjusted EPS

As summarized in the following table, diluted earnings per share adjusted for stock-based compensation expense, non-recurring legal expense, amortization of acquisition related software and intangible assets and related taxes (adjusted EPS) was $0.18 for the second quarter of 2016.

	Q2'15	Q3'15	Q4'15	Q1'16	Q2'16
Net income	$ 5,418	$ 6,862	$ 8,725	$ 4,560	$ 8,566
Stock-based compensation	3,823	3,140	4,089	4,240	4,405
Non-recurring legal fees[1]	-	-	-	1,248	315
Amortization of acquisition related software and intangible assets	7,047	7,041	7,013	7,013	7,013
Income tax related adjustments	(4,875)	(3,711)	(3,350)	(5,253)	(4,704)
Sub-total	$ 11,413	$ 13,332	$ 16,477	11,808	15,595
Weighted average common shares, diluted	88,908	87,792	87,110	84,479	84,528
Diluted GAAP EPS	$ 0.06	$ 0.08	$ 0.10	$ 0.05	$ 0.10
Diluted Adjusted EPS	$ 0.13	$ 0.15	$ 0.19	$ 0.14	$ 0.18

Note: The Company believes that the non-GAAP financial measure above provides useful information to the Company's management, investors and other interested parties about the Company's operating performance because it allows them to understand and compare the Company's operating results during the current periods to the prior year periods in a more consistent manner. The non-GAAP measure presented in this slide may not be comparable to similarly titled measures used by other companies.

	Q2'15	Q3'15	Q4'15
Legal fees related to disputes involving PCG	$ 524	$ 943	$ 1,351
Income taxes on legal fees[2]	(224)	(343)	(451)
Sub-total	$ 300	$ 600	$ 900
Diluted Adjusted EPS	$ 0.00	$ 0.01	$ 0.01

[1] In periods prior to 2016, legal fees related to disputes involving PCG were included in operations because it was considered part of normal operations.

[2] Tax effect of adjustments is computed as the pre-tax effect of the adjustments multiplied by the applicable statutory rates

(Unaudited, $ in thousands, except per share data)

HMSY Q2 2016 Investor Presentation / August 5, 2016 / 9

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